UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2022

Aqua Metals, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2022, the Board of Directors (“Board”) of Aqua Metals, Inc, acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Dave Kanen to the Board.

David founded Kanen Wealth Management in 2016 and has 34 years of investment experience. From 1988 to 2012, Dave worked for several brokerage firms as both an institutional and retail advisor. From 1992 to 2004, Mr. Kanen worked as a wealth manager/broker with A.G. Edwards & Sons, Inc., where he served both retail and institutional clients, including hedge funds, that focused on value investing. Dave is the President and Portfolio Manager of Kanen Wealth Management, LLC and Philotimo Fund, L.P. Located in Coral Springs, Florida, the firm provides portfolio construction and market-responsive investment management strategies. Its investment philosophy is rooted in value-based investing. Dave graduated from Jacksonville University with a B.A. in Marketing in 1988.

On August 1, 2022, we issued a press release announcing Mr. Kanen's appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibits	Description
99.1	Press Release dated August 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: August 1, 2022	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer